Exhibit 99.1
FOR IMMEDIATE RELEASE
October 23, 2025

Darling Ingredients Inc. Reports Third Quarter 2025 Results

•Net income of $19.4 million, or $0.12 per GAAP diluted share
•Total net sales of $1.6 billion
•Combined Adjusted EBITDA of $244.9 million
•Agreed on the sale of $125 million of production tax credits

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $19.4 million, or $0.12 per diluted share, for the third quarter of 2025, compared to net income of $16.9 million, or $0.11 per diluted share, for the third quarter of 2024. The company also reported total net sales of $1.6 billion for the third quarter of 2025, compared with total net sales of $1.4 billion for the same period a year ago.

“Our core ingredients business continues to build momentum, driven by strong fundamentals across all segments,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “We are on the heels of public policy developments that we expect to play out in our favor — reinforcing our unmatched position in the industry and our focus on delivering long-term value to shareholders.”

For the nine months ended September 27, 2025, Darling Ingredients reported net sales of $4.4 billion, compared to net sales of $4.3 billion reported during the same period in 2024. For the first nine months of 2025, Darling Ingredients reported net income of $5.9 million, or $0.04 per diluted share, as compared to net income of $177.0 million, or $1.10 per diluted share, for the first nine months of 2024, driven primarily by lower earnings at Diamond Green Diesel (DGD).

DGD sold 250 million gallons of renewable fuel during the third quarter 2025, representing a negative ($0.02) EBITDA per gallon to Darling Ingredients, net of discount and broker fees related to production tax credits (PTC). For the first nine months of 2025, DGD sold 717.7 million gallons of renewable fuel, representing $0.13 EBITDA per gallon to Darling Ingredients, net of discount and broker fees related to PTC.

During the quarter, Darling Ingredients agreed on the sale of $125 million of the company’s 2025 PTC to be paid in the fourth quarter. The company anticipates selling another $125-175 million in PTC credits by the end of 2025.

Combined Adjusted EBITDA for the third quarter 2025 was $244.9 million, compared to $236.7 million for the same period in 2024. On a year-to-date basis, Combined Adjusted EBITDA totaled $690.2 million, as compared to $790.4 million for the same period in 2024.

As of September 27, 2025, Darling Ingredients had $91.5 million in cash and cash equivalents, and $1.17 billion available under its committed revolving credit agreement. Total debt outstanding as of September 27, 2025, net of cash and cash equivalents, was $4.01 billion. The preliminary leverage ratio, as measured by the company’s bank covenant, was 3.65X as of September 27, 2025. Capital expenditures were $90.1 million for the third quarter 2025 and $224.0 million for the first nine months ended September 27, 2025.

Given the ongoing complexity and uncertainty surrounding public policy and its impact on the Fuel segment, the company will now provide financial guidance exclusively for its core ingredients business. For full year 2025, the company estimates core ingredients (all segments excluding DGD) Adjusted EBITDA to be approximately $875-900 million.

Darling Ingredients Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 27, 2025 and September 28, 2024
(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 27,	September 28,	Favorable	September 27,	September 28,	Favorable
	2025	2024	(Unfavorable)	2025	2024	(Unfavorable)
Net sales to third parties	$1,221,846	$1,157,075	$64,771	$3,574,476	$3,551,392	$23,084
Net sales to related party - Diamond Green Diesel	342,120	264,816	77,304	851,602	746,090	105,512
Total net sales	1,563,966	1,421,891	142,075	4,426,078	4,297,482	128,596
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,176,957	1,108,319	(68,638)	3,381,801	3,353,406	(28,395)
(Gain)/loss on sale of assets	(375)	251	626	639	(101)	(740)
Selling, general and administrative expenses	139,594	115,717	(23,877)	399,219	384,591	(14,628)
Acquisition and integration costs	6,156	218	(5,938)	11,073	5,402	(5,671)
Change in fair value of contingent consideration	—	16,156	16,156	18,024	(42,215)	(60,239)
Depreciation and amortization	124,064	123,553	(511)	368,961	375,667	6,706
Total costs and expenses	1,446,396	1,364,214	(82,182)	4,179,717	4,076,750	(102,967)
Equity in net income/(loss) of Diamond Green Diesel	(45,844)	2,430	(48,274)	(70,367)	125,046	(195,413)
Operating income	71,726	60,107	11,619	175,994	345,778	(169,784)
Other expense:
Interest expense	(56,925)	(66,846)	9,921	(166,765)	(198,947)	32,182
Loss on early retirement of debt	—	—	—	(2,978)	—	(2,978)
Foreign currency gain/(loss)	1,067	(134)	1,201	1,018	515	503
Other income/(expense), net	662	4,735	(4,073)	(2,531)	12,823	(15,354)
Total other expense	(55,196)	(62,245)	7,049	(171,256)	(185,609)	14,353
Equity in net income of other unconsolidated subsidiaries	3,277	3,782	(505)	8,431	9,109	(678)
Income from operations before income taxes	19,807	1,644	18,163	13,169	169,278	(156,109)
Income tax expense/(benefit)	(1,248)	(17,471)	(16,223)	1,663	(12,790)	(14,453)
Net income	21,055	19,115	1,940	11,506	182,068	(170,562)
Net income attributable to noncontrolling interests	(1,692)	(2,166)	474	(5,642)	(5,096)	(546)
Net income attributable to Darling	$19,363	$16,949	$2,414	$5,864	$176,972	$(171,108)

Basic income per share:	$0.12	$0.11	$0.01	$0.04	$1.11	$(1.07)
Diluted income per share:	$0.12	$0.11	$0.01	$0.04	$1.10	$(1.06)

Number of diluted common shares:	159,947	160,991		160,067	161,534

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 27, 2025
Total net sales	$1,029,115	$380,574	$154,277	$—	$1,563,966
Cost of sales and operating expenses	779,306	275,751	121,900	—	1,176,957
Gross margin	249,809	104,823	32,377	—	387,009

Gain on sale of assets	(125)	(65)	(185)	—	(375)
Selling, general and administrative expenses	75,938	33,250	8,077	22,329	139,594
Acquisition and integration costs	—	—	—	6,156	6,156
Depreciation and amortization	83,590	29,839	9,129	1,506	124,064
Equity in net loss of Diamond Green Diesel	—	—	(45,844)	—	(45,844)
Segment operating income/(loss)	$90,406	$41,799	$(30,488)	$(29,991)	$71,726
Equity in net income of other unconsolidated subsidiaries	3,277	—	—	—	3,277
Segment income/(loss)	93,683	41,799	(30,488)	(29,991)	75,003
					—
Segment Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$24,485	$(22,329)	$247,790
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	(2,884)	—	(2,884)
Combined Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$21,601	$(22,329)	$244,906

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$93,683	$41,799	$(30,488)	$(85,631)	$19,363
Net income attributable to noncontrolling interests	—	—	—	1,692	1,692
Income tax benefit	—	—	—	(1,248)	(1,248)
Interest expense	—	—	—	56,925	56,925
Foreign currency gain	—	—	—	(1,067)	(1,067)
Other income, net	—	—	—	(662)	(662)
Segment income/(loss)	$93,683	$41,799	$(30,488)	$(29,991)	$75,003
Acquisition and integration costs	—	—	—	6,156	6,156
Depreciation and amortization	83,590	29,839	9,129	1,506	124,064
Equity in net loss of Diamond Green Diesel	—	—	45,844	—	45,844
Equity in net income of other unconsolidated subsidiaries	(3,277)	—	—	—	(3,277)
Segment Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$24,485	$(22,329)	$247,790
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	(2,884)	—	(2,884)
Combined Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$21,601	$(22,329)	$244,906

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 28, 2024
Total net sales	$927,457	$357,292	$137,142	$—	$1,421,891
Cost of sales and operating expenses	727,642	271,861	108,816	—	1,108,319
Gross margin	199,815	85,431	28,326	—	313,572

Loss (gain) on sale of assets	204	49	(2)	—	251
Selling, general and administrative expenses	67,445	28,351	7,757	12,164	115,717
Acquisition and integration costs	—	—	—	218	218
Change in fair value of contingent consideration	16,156	—	—	—	16,156
Depreciation and amortization	85,480	26,743	9,297	2,033	123,553
Equity in net income of Diamond Green Diesel	—	—	2,430	—	2,430
Segment operating income/(loss)	$30,530	$30,288	$13,704	$(14,415)	$60,107
Equity in net income of other unconsolidated subsidiaries	3,782	—	—	—	3,782
Segment income/(loss)	34,312	30,288	13,704	(14,415)	63,889
Segment Adjusted EBITDA (Non-GAAP)	$132,166	$57,031	$20,571	$(12,164)	$197,604
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	39,085	—	$39,085
Combined Adjusted EBITDA (Non-GAAP)	$132,166	$57,031	$59,656	$(12,164)	$236,689

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$34,312	$30,288	$13,704	$(61,355)	$16,949
Net income attributable to noncontrolling interests	—	—	—	2,166	2,166
Income tax benefit	—	—	—	(17,471)	(17,471)
Interest expense	—	—	—	66,846	66,846
Foreign currency loss	—	—	—	134	134
Other income, net	—	—	—	(4,735)	(4,735)
Segment income/(loss)	$34,312	$30,288	$13,704	$(14,415)	$63,889
Acquisition and integration costs	—	—	—	218	218
Change in fair value of contingent consideration	16,156	—	—	—	16,156
Depreciation and amortization	85,480	26,743	9,297	2,033	123,553
Equity in net income of Diamond Green Diesel	—	—	(2,430)	—	(2,430)
Equity in net income of other unconsolidated subsidiaries	(3,782)	—	—	—	(3,782)
Segment Adjusted EBITDA (Non-GAAP)	$132,166	$57,031	$20,571	$(12,164)	$197,604
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	39,085	—	39,085
Combined Adjusted EBITDA (Non-GAAP)	$132,166	$57,031	$59,656	$(12,164)	$236,689

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 27, 2025
Total net sales	$2,861,930	$1,115,956	$448,192	$—	$4,426,078
Cost of sales and operating expenses	2,215,402	804,765	361,634	—	3,381,801
Gross margin	646,528	311,191	86,558	—	1,044,277

Loss (gain) on sale of assets	1,075	(34)	(402)	—	639
Selling, general and administrative expenses	224,973	98,709	25,645	49,892	399,219
Acquisition and integration costs	—	—	—	11,073	11,073
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	251,139	86,792	26,481	4,549	368,961
Equity in net loss of Diamond Green Diesel	—	—	(70,367)	—	(70,367)
Segment operating income/(loss)	$151,317	$125,724	$(35,533)	$(65,514)	$175,994
Equity in net income of other unconsolidated subsidiaries	8,431	—	—	—	8,431
Segment income/(loss)	$159,748	$125,724	$(35,533)	$(65,514)	$184,425

Segment Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$61,315	$(49,892)	$644,419
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	45,799	—	45,799
Combined Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$107,114	$(49,892)	$690,218

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$159,748	$125,724	$(35,533)	$(244,075)	$5,864
Net income attributable to noncontrolling interests	—	—	—	5,642	5,642
Income tax expense	—	—	—	1,663	1,663
Interest expense	—	—	—	166,765	166,765
Loss on early retirement of debt	—	—	—	2,978	2,978
Foreign currency gain	—	—	—	(1,018)	(1,018)
Other expense, net	—	—	—	2,531	2,531
Segment income/(loss)	$159,748	$125,724	$(35,533)	$(65,514)	$184,425
Acquisition and integration costs	—	—	—	11,073	11,073
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	251,139	86,792	26,481	4,549	368,961
Equity in net loss of Diamond Green Diesel	—	—	70,367	—	70,367
Equity in net income of other unconsolidated subsidiaries	(8,431)	—	—	—	(8,431)
Segment Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$61,315	$(49,892)	$644,419
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	45,799	—	45,799
Combined Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$107,114	$(49,892)	$690,218

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 28, 2024
Total net sales	$2,751,452	$1,127,415	$418,615	$—	$4,297,482
Cost of sales and operating expenses	2,171,282	846,766	335,358	—	3,353,406
Gross margin	580,170	280,649	83,257	—	944,076

Loss/(gain) on sale of assets	541	(208)	(434)	—	(101)
Selling, general and administrative expenses	218,598	88,939	24,911	52,143	384,591
Acquisition and integration costs	—	—	—	5,402	5,402
Change in fair value of contingent consideration	(42,215)	—	—	—	(42,215)
Depreciation and amortization	259,493	82,983	26,687	6,504	375,667
Equity in net income of Diamond Green Diesel	—	—	125,046	—	125,046
Segment operating income/(loss)	$143,753	$108,935	$157,139	$(64,049)	$345,778
Equity in net income of other unconsolidated subsidiaries	9,109	—	—	—	9,109
Segment income/(loss)	$152,862	$108,935	$157,139	$(64,049)	$354,887

Segment Adjusted EBITDA (Non-GAAP)	$361,031	$191,918	$58,780	$(52,143)	$559,586
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	230,787	—	230,787
Combined Adjusted EBITDA (Non-GAAP)	$361,031	$191,918	$289,567	$(52,143)	$790,373

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$152,862	$108,935	$157,139	$(241,964)	$176,972
Net income attributable to noncontrolling interests	—	—	—	5,096	5,096
Income tax benefit	—	—	—	(12,790)	(12,790)
Interest expense	—	—	—	198,947	198,947
Foreign currency gain	—	—	—	(515)	(515)
Other income, net	—	—	—	(12,823)	(12,823)
Segment income/(loss)	$152,862	$108,935	$157,139	$(64,049)	$354,887
Acquisition and integration costs	—	—	—	5,402	5,402
Change in fair value of contingent consideration	(42,215)	—	—	—	(42,215)
Depreciation and amortization	259,493	82,983	26,687	6,504	375,667
Equity in net income of Diamond Green Diesel	—	—	(125,046)	—	(125,046)
Equity in net income of other unconsolidated subsidiaries	(9,109)	—	—	—	(9,109)
Segment Adjusted EBITDA (Non-GAAP)	$361,031	$191,918	$58,780	$(52,143)	$559,586
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	230,787	—	230,787
Combined Adjusted EBITDA (Non-GAAP)	$361,031	$191,918	$289,567	$(52,143)	$790,373

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of September 27, 2025 and December 28, 2024
(in thousands)

	(unaudited)
	September 27,	December 28,
	2025	2024
Cash and cash equivalents	$91,494	$75,973
Property, plant and equipment, net	$2,786,142	$2,713,669
Current portion of long-term debt	$76,911	$133,020
Long-term debt, net of current portion	$4,026,727	$3,908,978

Other Financial Data
As of September 27, 2025
	(unaudited)
	September 27,
	2025
Revolver availability	$1,173,097
Capital expenditures - YTD	$224,045
Preliminary Leverage Ratio	3.65x

Diamond Green Diesel Joint Venture
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2025 and September 30, 2024
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Revenues:
Operating revenues	$1,203,732	$1,224,679	$3,201,472	$3,819,870
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,160,562	1,126,200	3,257,113	3,300,483
Lower of cost or market (LCM) inventory valuation adjustment	37,811	20,310	(164,438)	57,814
Depreciation, amortization and accretion expense	75,398	68,303	204,399	195,503
Total costs and expenses	1,273,771	1,214,813	3,297,074	3,553,800
Operating income/(loss)	(70,039)	9,866	(95,602)	266,070
Other income	1,621	5,058	7,504	14,336
Interest and debt expense, net	(11,922)	(10,093)	(34,072)	(30,372)
Income/(loss) before income tax expense	(80,340)	4,831	(122,170)	250,034
Income tax expense/(benefit)	$221	$(29)	$1,365	$(58)
Net income/(loss)	$(80,561)	$4,860	$(123,535)	$250,092

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$(80,561)	$4,860	$(123,535)	$250,092
Income tax expense/(benefit)	221	(29)	1,365	(58)
Interest and debt expense, net	11,922	10,093	34,072	30,372
Other income	(1,621)	(5,058)	(7,504)	(14,336)
Operating income/(loss)	(70,039)	9,866	(95,602)	266,070
Depreciation, amortization and accretion expense	75,398	68,303	204,399	195,503
DGD Adjusted EBITDA (Non-GAAP)	5,359	78,169	108,797	461,573
Less: Discount and Broker Fees	(11,126)	—	(17,199)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	(5,767)	78,169	91,598	461,573
Darling's Share 50%	50%	50%	50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$(2,884)	$39,085	$45,799	$230,787

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
September 30, 2025 and December 31, 2024
(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets:
Cash	$136,225	$353,446
Total other current assets	1,119,640	1,137,821
Property, plant and equipment, net	3,750,079	3,868,943
Other assets	538,591	100,307
Total assets	$5,544,535	$5,460,517

Liabilities and members' equity:
Revolver	$100,000	$—
Total other current portion of long term debt	30,012	29,809
Total other current liabilities	213,749	319,688
Total long term debt	684,726	707,158
Total other long term liabilities	18,174	17,195
Total members' equity	4,497,874	4,386,667
Total liabilities and members' equity	$5,544,535	$5,460,517

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Pro Forma
Adjusted EBITDA to Foreign Currency and to (Non-GAAP) Combined Adjusted EBITDA
For the Three and Nine Months Ended September 27, 2025 and September 28, 2024
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended

Adjusted EBITDA	September 27,		September 28,	September 27,		September 28,
(U.S. dollars in thousands)	2025		2024	2025		2024

Net income attributable to Darling	$19,363		$16,949	$5,864		$176,972
Depreciation and amortization	124,064		123,553	368,961		375,667
Interest expense	56,925		66,846	166,765		198,947
Loss on early retirement of debt	—		—	2,978		—
Income tax expense/(benefit)	(1,248)		(17,471)	1,663		(12,790)
Acquisition and integration costs	6,156		218	11,073		5,402
Change in fair value of contingent consideration	—		16,156	18,024		(42,215)
Foreign currency loss/(gain)	(1,067)		134	(1,018)		(515)
Other (income)/expense, net	(662)		(4,735)	2,531		(12,823)
Equity in net (income)/loss of Diamond Green Diesel	45,844		(2,430)	70,367		(125,046)
Equity in net income of other unconsolidated subsidiaries	(3,277)		(3,782)	(8,431)		(9,109)
Net income attributable to noncontrolling interests	1,692		2,166	5,642		5,096
Adjusted EBITDA (Non-GAAP)	$247,790		$197,604	$644,419		$559,586
Foreign currency exchange impact	(7,560)	(1)	—	(8,826)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$240,230		$197,604	$635,593		$559,586
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$(2,884)		$39,085	$45,799		$230,787
Combined Adjusted EBITDA (Non-GAAP)	$244,906		$236,689	$690,218		$790,373

(1) The average rates for the three months ended September 27, 2025 were €1.00:$1.17, R$1.00:$0.18 and C$1.00:$0.73 as compared to the average rates for the three months ended September 28, 2024 of €1.00:$1.10, R$1.00:$0.18 and C$1.00:$0.73, respectively.
(2) The average rates for the nine months ended September 27, 2025 were €1.00:$1.12, R$1.00:$0.18 and C$1.00:$0.71 as compared to the average rates for the nine months ended September 28, 2024 of €1.00:$1.09, R$1.00:$0.19 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call at 9 a.m. Eastern Time (8 a.m. Central Time) on October 23, 2025, to discuss third quarter 2025 financial results. A presentation accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on October 23, 2025, or call 833-470-1428 (United States) or 404-975-4839 (international) using access code 932698.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at September 27, 2025. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients

Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA, net of discount and broker fees, and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine

Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. or foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and on-going or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com